Exhibit (h)(45)

Amendment to ALPS ETF Trust Fund Accounting Agreement

This Amendment to ALPS ETF Trust Fund Accounting Agreement (this “Amendment”), dated April 1, 2025, between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Fund Services, Inc. (the “ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Fund Accounting Agreement dated August 3, 2015 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Effective as of the date hereof, Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.       Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS ETF TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Laton Spahr	By:	/s/ Bhagesh Malde
Name:	Laton Spahr	Name:	Bhagesh Malde
Title:	President	Title:	Senior Vice President

APPENDIX A

LIST OF PORTFOLIOS

● Alerian Energy Infrastructure ETF	Effective 8/3/2015
● Alerian MLP ETF	Effective 8/3/2015
● ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
● ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
● ALPS Equal Sector Weight ETF	Effective 8/3/2015
● ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
● ALPS Medical Breakthroughs ETF	Effective 8/3/2015
● Barron's 400 ETF	Effective 8/3/2015
● ALPS REIT Dividend Dogs ETF	Effective 8/3/2015
● Riverfront Strategic Income Fund	Effective 8/3/2015
● RiverFront Dynamic Core Income ETF	Effective 6/10/2016
● RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
● ALPS Active Equity Opportunity ETF	Effective 6/3/2016
● ALPS Disruptive Technologies ETF	Effective 12/29/2017
● ALPS Clean Energy ETF	Effective 6/29/2018
● ALPS Active REIT ETF	Effective 2/1/2021
● ALPS Intermediate Municipal Bond ETF	Effective 2/18/2022
● ALPS | O’Shares U.S. Quality Dividend ETF	Effective 2/16/2022
● ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	Effective 2/16/2022
● ALPS | O’Shares Global Internet Giants ETF	Effective 2/16/2022
● ALPS | O’Shares Europe Quality Dividend ETF	Effective 2/16/2022
● Level Four Large Cap Growth Active ETF	Effective 8/9/2023
● ALPS |Smith Core Plus Bond ETF	Effective 10/1/2023
● ALPS Electrification Infrastructure ETF	Effective 4/9/2025